TUFCO TECHNOLOGIES, INC.

                              AMENDED AND RESTATED

                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


1.   Purposes of the Plan

     The purposes of this Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining non-employee directors of outstanding ability by the granting of stock options; (b) providing director compensation opportunities which are competitive with those of other corporations; and (c) enabling such directors to participate in such financial success of the Company by encouraging them to become owners of the Common Stock of the Company.

2.   Definitions

     (a) "Affiliate" is used herein as defined in Rule 12b-2 under the Exchange Act.

     (b) "Associate" is used herein as defined in Rule 12b-2 under the Exchange Act.

     (c) "Beneficial Owner" is used herein as defined in Rule 12d-3 under the Exchange Act.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Committee" means a Committee appointed by the Board to administer the Plan. The Committee shall consist of not less than three persons who shall serve at the pleasure of the Board.

     (f) "Common Stock" means the shares of Common Stock of the Company, par value $.01 per share. Unless specified otherwise, references to Common Stock shall not include any Common Stock that may be issuable upon the conversion or exercise of any rights to acquire Common Stock, such as the Stock Options and any convertible indebtedness.

     (g) "Company" means Tufco Technologies, Inc., a Delaware corporation, and/or one or more of its Subsidiaries.

     (h) "Director" means any member of the Board of Directors of the Company.

     (i) "Disinterested Person" is used as defined in Rule 16b-3.

     (j) "Effective Date" means the original date of adoption of the Plan by the Company's Board of Directors, November 19, 1993.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Exercise Period" means the period during which a Participant is entitled to exercise a Stock Option granted to such Participant under the Plan.

     (m) "Fair Market Value" means the average closing price for the five most recent trading days preceding and including the date of grant on the stock exchange or system on which the shares of Common Stock are listed or included. If the shares of Common Stock are not listed on a stock exchange or included in a system that provides a closing sales price, but are traded in the over-the-counter market without the availability of closing sales price information, such determination shall be made on the basis of the mean between the bid and offer prices for such shares on the over-the-counter market for such trading days. If the shares of Common Stock are not traded in the over-the-counter market, the Fair Market Value shall be determined by the Board based on such factors as the Board, in its sole discretion, may deem relevant. In no case shall such Fair Market Value be less than the par value of such shares.

     (n) "Non-Employee Director" means any Director of the Company who is not a full-time employee of the Company or any Subsidiary or who is not a retired employee from the Company or any Subsidiary.

     (o) "Participant" means any Non-Employee Director who receives a Stock Option.

     (p) "Person" means any natural person, trust, corporation, partnership, joint venture or other entity, and it shall also include or more persons who act together, or agree to act together, within the meaning of Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act or Rule 13d-5 under the Exchange Act.

     (q) "Plan" means this Amended and Restated 1993 Non-Employee Director Stock Option Plan of the Company.

     (r) "Plan Administrator" means either the Board or the Committee, whichever is designated from time to time to administer the Plan under Section 3(a) hereof.

     (s)   "Reorganization   Transaction"  means  a  merger,   consolidation  or
combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company, or the sale of all or substantially all of the assets of the Company.

     (t) "Retirement" means a Termination of Directorship by reason of a Participant's retirement as a Director (other than by reason of disability).

     (u) "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

     (v) "Securities Act" means the Securities Act of 1933, as amended.

     (w) "Shares" means shares of Common Stock reserved for issuance or transfer by the Company under the Plan as set forth in Section 4(a) hereof.

     (x) "Stock Option" means an option to purchase Shares granted under Section 7 hereof.

     (y) "Subsidiary" means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     (z) "Termination of Directorship" means the time when the Participant's relationship with the Company as Director is terminated for any reason, including, but not limited to, a termination by death. Total Disability, or Retirement.

     (aa) "Total Disability" means a Termination of Directorship by reason of the Participant's total disability as determined pursuant to and in accordance with the term current regular long-term disability insurance plan applicable to such Participant. All determinations as to the date and extent of disability of any Non-Employee Director shall be made by the Plan Administrator, in its absolute discretion, upon the basis of such evidence as it deems necessary or desirable.

3.   Administration of the Plan

     (a) The Plan shall be administered under the direction of either (i) the Board, or (ii) the Committee, provided that each member of the Plan Administrator, whether it is the Board or the Committee is a Disinterested Person. "Disinterested Person" is used herein as defined in Rule 16b-3. As of the Effective Date, a Disinterested Person includes any director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to any plan of the Company or any of its affiliates, excepting those items specifically listed in Rule 16b-3. If the definition of Disinterested Person is deleted from Rule 16b-3 by an amendment, the definition that was included in Rule 16b-3 immediately prior to such deletion shall govern the Plan. The Board shall determine, from time to time, whether the Plan shall be administered by the Board or the Committee, and whichever body is so designated shall be the Plan Administrator hereunder.

     (b) The Plan Administrator shall have no power to select Participants or to determine any of the terms of the Stock Options set forth in Section 7 hereof.

     (c) Decisions and determinations by the Plan Administrator shall be final and binding upon all persons, including, but not limited to, the Company, its stockholders, Participants and their personal representatives, heirs and assigns. The Plan Administrator shall have the authority to interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary or advisable for the administration of the Plan, including determinations, with the consent of a Participant, to amend the terms of the Participant's outstanding Stock Option that were previously established by the Plan Administrator.

     (d) The provisions of the by-laws of the Company governing the number of Directors of the Board required for action to be taken by the Board at a meeting and the requirements for voting by Directors at a meeting at which a quorum is present, or for acting by their written consent, shall be complied with by the Board in order to take valid actions under the Plan. Notwithstanding anything in the by-laws to the contrary, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

     (e) All expenses and liabilities incurred by the Plan Administrator in the administration of the Plan shall be borne by the Company. The Plan Administrator may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee and members of the Board and the Committee shall be entitled to rely upon the advice, opinions, or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and Committee shall be indemnified by the Company with respect to any such liability to the fullest extent permitted by the laws of the State of Delaware.

4.   Common Stock Subject to the Plan

     (a) The maximum number of shares of Common Stock that may be issued or transferred by the Company under the Plan, and which shall be reserved for such issuance or transfer, shall be 200,000 (post-split effected by the Company's Restated Certificate of Incorporation in November 1993). Shares or the number and kind of shares of stock which shall be substituted for the Shares or to which the Shares shall be adjusted as provided in Section 12(a) hereof.

     (b) The Board may authorize the purchase of Shares by the Company in the open market to be held in treasury and reserved for issuance under the Plan, and may reserve authorized but unissued Shares, not otherwise reserved or restricted, for issuance under the

Plan. Shares reserved for issuance or transfer under outstanding Stock Options under the Plan that expire unexercised shall again become reserved for issuance under the Plan.

     (c) The approval of the Plan by the Board shall constitute the Board's conclusive judgment and determination that, when Shares have been issued to a Participant in accordance with the terms and conditions of the Plan, the Shares shall be considered to be issued for full and adequate consideration and shall be fully paid and non-assessable Stock, and that such consideration shall be credited to the Company's stated and paid-in capital accounts in accordance with the Company's standard accounting practice.

5.   Eligibility

     Only Non-Employee Directors shall be eligible to receive Stock Options under the Plan.

6.   Agreement

     Each Participant granted a Stock Option under the Plan shall enter into an Agreement with the Company, in a form approved by the Plan Administrator, which shall set forth the terms and conditions of the Stock Options granted to the Participant as set forth in Sections 7 and 3 hereof.

7.   Terms of Stock Option

     Without the exercise of the discretion of any person or persons, a Stock Option will be granted each year during the period 1999 through and including 2004, at the close of business on the date on which Directors (or a class of Directors if the Company then has a classified Board) are elected or reelected by stockholders of the Company, to each Non-Employee Director then serving as a Director who is eligible to participate under Section 5 hereof. Stock Options granted under the Plan will be non-qualified stock options which will be subject to the following terms and conditions:

              (a) Number of Shares. Each Stock Option shall be an option to purchase 2,000 Shares (subject to adjustment as provided in Section 12(a) hereof). If on the date of grant there are not sufficient Shares available under the Plan to allow for the grant to each eligible Non-Employee Director of a Stock Option to purchase the number of Shares provided herein, then each Stock Option granted n such date shall be an option to purchase the eligible Non- Employee Director's pro rata share of the total number of Shares available under the Plan.

              (b) Price. The purchase price per Share deliverable upon the exercise of the Stock Option, but the price specified shall be the Fair Market Value on the date of grant. The purchase price may be paid in cash, by check or by the surrender for delivery to the Company of shares of Common Stock equal in Fair Market Value to the exercise price of the Stock Option determined as of the date of exercise.

              (c) Exercise Period. All Stock Options granted shall be fully exercisable beginning with the date of grant and shall have an Exercise Period of 10 years during which the Stock Option shall be exercisable.

8.       Termination of Directorship

     The following terms and conditions shall apply to each Stock Option granted under the Plan:

              (a) Death. If there is a Termination of Directorship because of the death of a Participant, any Stock Option held by such Participant at the date of such Participant's death shall be exercisable in its entirety by such Participant's personal representatives, heirs or legatees at any time prior to the expiration of one year after the date of the Participant's death.

              (b) Retirement or Total Disability. If there is a Termination of Directorship of a Participant by reason of Retirement or Total
         Disability, any Stock Option held by the Participant shall be exercisable in its entirety at any time prior to the expiration of three months in the case of Retirement and one year in the case of Total Disability after the date of such Termination of Directorship.

              (c) Other Termination. If there is a Termination of Directorship of a Participant for any reason other than those specified in Sections 8(a) and 8(b) above, such Participant shall be permitted, for a 45-day period following the date of termination, to exercise any Stock Option which was exercisable as of such termination date.

9.   Continued Service to the Company

     If a Participant ceases serving as a Director and, immediately thereafter, is employed by, or engaged as a consultant by, the Company or any Subsidiary, then, solely for the purposes of Section 8 hereof, such Participant will not be deemed to have a Termination of Directorship at that time, and his or her continued employment or consulting period will be deemed to be continued service as a Director; provided, however, that such former Director sill not be eligible for additional grants of Stock Options under the Plan.

10.  Compliance with Applicable Laws

     (a) No Stock Options shall be granted, and no Shares shall be issued or transferred, by the Company to a Participant pursuant to the Plan unless the Plan Administrator, in its sole discretion, shall have first determined that all registrations, approvals, exemptions, and any other action required by law to be taken with respect to the Plan shall have been accomplished, including, but not limited to, such action, if any, as is then required to comply with the provisions of the Securities Act, the Exchange Act, any applicable state Blue Sky laws, and the requirements of any exchange or other system on which the Common Stock may, at the time, be listed or quoted.

     (b) Each certificate for Shares issued or transferred pursuant to the Plan shall be registered in the name of the Participant or in such other name as the Participant shall designate. If so required by the Plan Administrator upon the advice of counsel, the Company shall place a stop transfer order with its transfer agent with respect to such Shares, the Participant shall furnish a representation that the Shares are being acquired as an investment and not with a view to the distribution thereof, and such certificate shall bear an appropriate legend restricting the transfer of such Shares. Any such stop transfer order, investment representation or legend shall apply only so long as necessary, in the opinion of the Plan Administrator, to insure that the resale or other disposition of the Shares of the Participant would not involve a violation of the provisions of the Securities Act or applicable state Blue Sky laws.

11.  No Right to Continue as a Director

     Nothing herein contained shall at any time be deemed to give to any Participant the right to continue service as a Director of the Company.

12.  Corporate Changes

     (a) If any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock, or other similar corporate change occurs, the maximum aggregate number and class of Shares reserved under the Plan, or the exercise price of all outstanding Stock Options, may be appropriately adjusted by the Board, whose determination in such regard shall be conclusive. When such an adjustment is made, the number of Shares issuable or transferable to Participants upon the exercise of outstanding Stock Options, or the exercise price of such Stock Options, as the case may be, shall likewise be appropriately adjusted by the Board.

     (b) If the Company becomes a party to a Reorganization Transaction, the Board shall either: (1) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, in the form of stock, securities, cash or other property to be received by owners of Common Stock of the Company as a result of such Reorganization Transaction; provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Stock Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Stock Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Stock Options immediately after such substitution over the exercise price of the Stock Options; or (2) upon written notice to Participants, provide that the Participants' Stock Options shall be terminated unless exercised in accordance with the Plan within sixty (60) days after the date of such notice. In either such case, the Board, in its absolute discretion, may determine whether and to what extent the Exercise Periods applicable to such Stock Options shall continue to apply, but in no event shall any such Board determination increase the length of such Exercise Periods.

13.  Indemnification of Board and Committee

     In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Committee or of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him or her in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or Board member is liable for misconduct in his or her duties; and provided further that the Committee member or Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14.  Miscellaneous

     (a) Effective Date of the Plan. The Plan became effective November 19, 1993. The Plan, as amended and restated, was adopted by the Board on February __, 2000.

     (b) Effect Upon Other Plans. The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company, and the Plan shall not preclude the Board from establishing any other forms of incentive, bonus or other compensation for Non-Employee Directors.

     (c) Termination. The right to grant Stock Options under the Plan shall terminate automatically at the close of business on the day before the Company's 2004 Annual Meeting of Stockholders, and thereafter, the function of the Plan Administrator shall be limited to the administration of Stock Options previously granted. If no Shares remain available to be reserved for the grant of Stock Options under Section 4(a) hereof, then the Board shall have the right to suspend or terminate the Plan provided that no action shall, without the consent of the Participant, adversely affect any rights or obligations under any Stock Options previously granted to the Participant.

     (d) Amendment of the Plan. The Board may modify or amend the Plan in any respect, except that without stockholder approval the Board may not make any amendment to the Plan as to which, in the opinion of counsel to the Company, stockholder approval is required under Rule 16b-3. In addition, any modification or amendment of the Plan shall not, without the consent of the Participant, adversely affect any rights or obligations under Stock Options previously granted to the Participant. Notwithstanding any other provision of this Plan, the provisions of Sections 5 and Section 7 may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes in the provisions of, or the regulations relating to, the Internal Revenue Code of 1986, as amended. The Plan Administrator may, with the consent of a Participant, amend an outstanding Stock Option held by a Participant in a manner not inconsistent with the Plan.

     (e) Assignability. No Stock Option shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. During the life of the Participant, Stock Options shall be exercisable only by such Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by a Stock Option until the date of issuance of stock certificates to such Participant for such Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date such stock certificates are issued.

     (f) Binding Effect. Any delivery of Shares upon the exercise of Stock Options to any Participant or former Participant or such Participant's legal representative or to any beneficiary of such Participant in accordance with the provisions of the Plan shall be in full satisfaction of all claims with respect to such Stock Options which such Participant, representative or beneficiary may have against the Company, Plan Administrator or any member of the Plan Administrator. The Plan shall be binding upon the beneficiaries, heirs, executors, administrators, distributees and assigns of the Participants and the successors and assigns of the Company.

     (g) Governing Law. This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.